PROMISSORY NOTE

                                                      Bloomfield Hills, Michigan
$1,000,000                                                        April 30, 1996

     FOR VALUE RECEIVED, the undersigned ("Obligor") promises to pay to the order of Robert J. Skandalaris, of 2169 Tottenham, Bloomfield Hills, Michigan 48301 ("Payee"), the principal amount of One Million Dollars ($ 1,000,000) and interest on the unpaid principal balance at a rate per annum of seven percent (7%) from the date of this note.

     The principal of this note shall be paid in full on April 30, 2000. Accrued interest shall be paid monthly hereafter until the principal balance shall be paid in full. Obligor may prepay all or part of the principal of this note at any time. Payee shall subordinate its interest herein to Obligor's primary lender, Comerica Bank.

     Each payment upon this note shall be made at Payee's address (set forth above) or such other place as the holder of this note may direct in writing.

     If default occurs in the payment of any installment of principal or interest or in the payment of any other indebtedness or obligation now or later owing by Obligor to Payee, and if the default continues for five days after the holder of this note gives Obligor written notice, or if a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time instituted by or against Obligor, then the indebtedness evidenced by this note shall, at the option of the holder, become immediately due and payable, without notice of demand.

     Obligor agrees to pay any and all expenses, including reasonable attorney fees and legal expenses paid or incurred by the holder in attempting to collect this note.

     Obligor waives demand for payment, presentment, notice of dishonor, and protest of this note.

     This note shall be governed by and interpreted according to the laws of the state of Michigan.

                                             NOBLE INTERNATIONAL, LTD.

                                             By: /s/ ILLEGIBLE
Pay to the order of                              ----------------------------
Comercia Bank                                Its: President
By:  Robert J. Skandalais                        ----------------------------